                                        [LOGO]                          ORIGINAL


JOHN M. SWIATEK VICE PRESIDENT
412-937-4410

                                    June 23, 1997

You Bet!, Inc.
1950 Sawtelle Blvd.
Suite 180
Los Angeles, California 90024

     RE: Telecommunications Facilitation System Agreement

Gentlemen:

     We are this date entering into that certain Telecommunications Facilitation System Agreement (the "Agreement") between You Bet!, Inc., Mountain Laurel Racing, Inc. and Washington Trotting Association, Inc. Notwithstanding anything contained in the Agreement to the contrary, You Bet!, Inc. agrees that Mountain Laurel Racing, Inc. and Washington Trotting Association, Inc. ("Ladbroke") have the right to terminate the Agreement for a period of thirty (30) days from the date hereof in the event that You Bet!, Inc. does not enter into an agreement with Bloodstock Research Information Services, Inc. and Thoroughbred Sports Network which preserves Ladbroke's existing relationship with them in a manner reasonably acceptable to Ladbroke. In the event no such agreement is reached, we reserve the right to terminate the Agreement without recourse or liability.

     We both agree to keep this letter agreement confidential. If you are in agreement with this understanding, please indicate so by signing below, and returning a fully executed copy of this letter to us.

MOUNTAIN LAUREL                                   WASHINGTON TROTTING
RACING, INC.                                      ASSOCIATION, INC.
By:  John M. Swiatek                              By:  John M. Swiatek
    --------------------                              --------------------
Its: Vice President                               Its: Vice President
    --------------------                              --------------------

Intending to be legally bound hereby, accepted and agreed this 24th day of June 1997.

YOU BET!, INC.

By:   Steve A. Molnar
    -------------------

Its:  CEO
     -------------------

               LADBROKE RACING CORPORATION
Foster Plaza 9, 750 Holiday Drive, Pittsburgh, Pennsylvania 15220
Phone (412) 937-4410    FAX  (412)937-4418
              [LOGO] A Ladbroke Group Company

                   TELECOMMUNICATIONS FACILITATION SYSTEM AGREEMENT

     This TELECOMMUNICATIONS FACILITATION SYSTEM AGREEMENT (this "Agreement") is entered into as of June 16, 1997, by and between You Bet!, Inc., a Delaware corporation, the address of which is 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025 ("You Bet!"), on the one hand, and Mountain Laurel Racing, Inc., and Washington Trotting Association, Inc., each a Pennsylvania corporation, the address of which is Post Office Box 499, Racetrack Road, Meadowlands, Pennsylvania 15347 (collectively, "Ladbroke"), on the other.

     WHEREAS, Ladbroke operates horse racing operations within the State of Pennsylvania; and

     WHEREAS, You Bet! is currently developing the System (as defined in Section 1.14), which is an interactive system designed to facilitate the transmission of wagering information; and

     WHEREAS, Ladbroke and You Bet! would like to form a relationship whereby You Bet! will provide to Ladbroke the service of connecting the System to the operations of Ladbroke for the purpose of facilitating telecommunications by and between Ladbroke and its clientele regarding racing products of Ladbroke.

     NOW, THEREFORE, the parties to this Agreement hereby agree as follow:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1.

     1.1. APPLICATION. The term "Application" shall have the meaning set forth in Section 7.4.

     1.2.   APPROVAL. The term "Approval" shall have the meaning set forth in
Section 7.4.

     1.3. CLIENT SOFTWARE. The term "Client Software" shall mean that portion of the System which it is intended will reside on the computers of End Users.

     1.4. COMPLIANCE. The term "Compliance" shall mean all matters relating to the System or Ladbroke (or any subsidiary or affiliate of Ladbroke) governed by any legislation, statute, statutory instrument, by-law, public or governmental or statutory or regulatory authority or person, the Ladbroke Group PLC Betting and Gaming Division Compliance Manual, any directives, guidance and/or advice of any regulatory or governing authority or body to which Ladbroke (or any subsidiary or affiliate of Ladbroke) may be subject wheresoever situate, and shall include, but not be limited to, membership rules and regulations, terms of admittance, tax or other governmental/statutory/regulatory, reporting and/or filing, gaming license (personal or corporate), liquor license, business and other licenses (whether like or unlike the foregoing),


                                         -1-
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conduct of gaming and house rules, banking, cage and gaming reserves, audit and accounting, credit policies and procedures, security and currency rules and regulations.

     1.5. CONFIDENTIAL INFORMATION. The term "Confidential Information" shall mean the System and the documentation associated with the System (as the Confidential Information of You Bet!), and any information or material which:
(i) is proprietary to the disclosing party, or designated as Confidential Information by the disclosing party and not generally known other than by the disclosing party; or (ii) the disclosing party obtains from any third party which the disclosing party treats as proprietary, or designates as Confidential Information, whether or not owned by the disclosing party. "Confidential Information" shall not include information which the receiving party can show is: (i) known by the receiving party at the time of receipt from the disclosing party and not subject to any other nondisclosure agreement between the parties to this Agreement; (ii) now, or which hereafter becomes, generally known to the industry through no fault of the receiving party; (iii) published or generally disclosed to the public by the disclosing party; (iv) otherwise lawfully and independently developed by the receiving party; or (v) lawfully acquired by the receiving party from a third party, which third party is not itself in breach of any obligation of confidentiality.

     1.6. DISQUALIFICATION NOTICE. The term "Disqualification Notice" shall have the meaning set forth in Section 7.4.

     1.7. EFFECTIVE DATE. The term "Effective Date" shall mean the date first set forth above, which shall be the effective date of this Agreement.

     1.8. END USER. The term "End User" shall mean an ultimate end user of the System who is a client of Ladbroke and You Bet!.

     1.9. GAMING AUTHORITY. The term "Gaming Authority" shall have the meaning set forth in Section 7.1.

     1.10. HOST SOFTWARE. The term "Host Software" shall mean that portion of the System intended to reside on one (1) or more interactive host server computers owned, operated and access restricted to, You Bet!

     1.11. INCLUDES: INCLUDING. Except where followed directly by the word "only", the terms "includes" and "including" shall mean "includes, but is not limited to," and "including, but not limited to" respectively, it being the intention of the parties to this Agreement that any listing following thereafter is illustrative and not exhaustive.

     1.12. ITSP. The term "ITSP" shall mean the Inter Tote Standard Protocol, which the parties to this Agreement acknowledge is the standard protocol of the racetrack industry.

     1.13. NET COMMISSION. The term "Net Commission" shall mean the so-called gross commission from the revenue generated to Ladbroke from the wagering information transmitted to Ladbroke through the System, less: (i) state taxes paid by Ladbroke on gross commission


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(exclusive of taxes based upon the net income of Ladbroke); (ii) the actual cost which Ladbroke pays to any racing facility for the simulcast signal which Ladbroke provides pursuant to Section 3.3; (iii) so-called purses; (iv) the actual cost which Ladbroke pays for all fees referenced in Section 8.1;
(v) the actual cost which Ladbroke pays for all fees referenced in Section 8.2, but only to the extent that such fees exceed the "not to exceed" amount specified in Section 8.2; (vi) the actual cost which Ladbroke pays for all fees and costs referenced in Section 8.3, but only to the extent that such fees and costs are related to the subject matter of this Agreement (I.E., Ladbroke shall not have the right to deduct the cost of its licensing and government approvals generally); (vii) the actual cost which Ladbroke pays for all taxes referenced in Section 8.7, not including any tax based upon the net revenue of Ladbroke, and only to the extent that such taxes are related to the subject matter of this Agreement.

     1.14. SYSTEM. The term "System" shall mean the interactive on-line information system contemplated by this Agreement, including the Client Software and the Host Software.

2.   INTELLECTUAL PROPERTY RIGHTS

     2.1. SYSTEM OWNERSHIP AND LIMITED USE RESTRICTION. Ladbroke hereby acknowledges that the System constitutes the valuable proprietary, copyrighted and trade secret property of You Bet!. Accordingly, Ladbroke shall use its best efforts to restrict access to the System and its components, and use security procedures and locations which will minimize the risk of theft or unauthorized copying. Ladbroke shall hold all information regarding the System in confidence, disclosing information regarding the System only to authorized personnel and agents of Ladbroke having a need to know such information, and to take all reasonable precautions to prevent disclosure to other parties. Ladbroke shall not make, have made or permit to be made any copies of the System and/or its components. This Agreement does not grant to Ladbroke any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises or licenses in respect of the System. Title to and ownership of the System and its components, any reproductions thereof and/or any documentation associated therewith shall remain with You Bet!. Ladbroke shall not adapt or use any trademark or trade name which is likely to be similar to or confusing with that of You Bet!, or take any other action which might impair or reduce the trademark rights of You Bet! or its affiliates.

     2.2. NO RIGHT TO REPRODUCE OR REVERSE ENGINEER SYSTEM. Nothing in this Agreement shall be construed as giving Ladbroke any right to, and Ladbroke shall not, and shall not permit or assist any third party to: (i) manufacture or otherwise make copies of the System, including the Client Software and the Host Software, or the documentation associated therewith; (ii) reverse engineer all or any part of the System, including the Client Software and the Host Software, or the Confidential Information of You Bet!, or otherwise attempt to discover any of the Confidential Information of You Bet!; or (iii) transfer, give away, rent, lease, loan or otherwise distribute the whole or any part of the System, including the Client Software and the Host Software.

     2.3.   END USER INFORMATION AND LIMITED USE RESTRICTION.

            2.3.1. You Bet! hereby acknowledges that all information concerning End Users, their personal information and wagering history with Ladbroke (as opposed to with other partners of You Bet!) constitutes the valuable proprietary and trade secret property of Ladbroke. Accordingly, You Bet! shall use its best efforts to restrict access to such information and will use security procedures which will minimize the risk of theft or unauthorized us of such information. You Bet! shall hold all such information regarding End Users in confidence, disclosing information regarding End Users only to authorized personnel and agents of You Bet! having a need to know such information, and take all reasonable precautions to prevent disclosure to other parties. You Bet! shall not make, have made, or permit to be made any copies of any such information concerning End Users. This Agreement does not grant You Bet! any rights to trade secrets, trade names, trademarks (whether registered or unregistered) or any other rights, franchises or licenses in respect of such information concerning End Users. Title to and ownership of all such information relating to End Users, any reproductions thereof, or any documentation associated therewith shall remain with Ladbroke.

            2.3.2. Notwithstanding the foregoing, or anything else in this Agreement, nothing in this Agreement shall be deemed to restrict the rights of You Bet! in or to information regarding End Users where: (i) such information does not relate to information conveyed by End Users to Ladbroke and was gained by You Bet! other than through performance under this Agreement (E.G., through the fact that an End User is also an end user of the System with a You Bet! partner other than Ladbroke); and/or (ii) Ladbroke agrees, in its reasonable discretion, that such information is merely demographic, as opposed to End User specific.

     2.4.   NO RIGHT TO REPRODUCE END USER INFORMATION. Except as provided in
Section 2.3, nothing in this Agreement shall be construed as giving You Bet! any right to, and You Bet! shall not, and shall not permit or assist any third party to, transfer, give away, rent, lease, own or otherwise distribute the whole or any part of any information concerning End Users, their personal information and wagering history with Ladbroke.

     2.5. MUTUAL RESERVATION. All rights not specifically and expressly granted in this Agreement are hereby reserved.

3.   RESPECTIVE OBLIGATIONS

     3.1. SYSTEM IMPLEMENTATION. You Bet! shall develop and implement the System materially in accordance with written specifications which shall be agreed upon by You Bet! and Ladbroke after the Effective Date, and which, upon such agreement, shall be attached as Exhibit H to this Agreement.

     3.2. PHYSICAL SPACE. Ladbroke shall provide for You Bet!, during the term of this Agreement, reasonably comfortable and professional office space, within the race track enclosure of a facility operated by Ladbroke, for all equipment and personnel reasonably deemed necessary by You Bet! for its performance under this Agreement. The general parameters of the space which it is anticipated will be required pursuant to the preceding sentence of this Section 3.2 is specified in Exhibit A to this Agreement.

     3.3. RACE SIMULCAST SIGNAL. Ladbroke shall provide, for use in connection with the operation of the System as contemplated by this Agreement, racing information, including odds, scratches, changes, racecards, and post times, as well as a simulcast audio and video signal of racing activities which shall be the subject of wagering information transmitted to Ladbroke in connection with the utilization of the System as contemplated by this Agreement, including simulcasted races (from both Ladbroke, and from other racing facilities simulcasted by Ladbroke to the extent that all approvals desired by either party to this Agreement, in their respective reasonable discretion, to transmit such signals from such other racing facilities have been procured). Ladbroke represents and warrants You Bet! that the simulcast signal which Ladbroke is required to provide pursuant to this Section 3.3 shall be contemporaneous with the live events which it portrays, and that no other recipient of such simulcast shall receive such simulcast prior to receipt of such simulcast by You Bet!.

     3.4. SYSTEM PROTOCOL. Ladbroke shall commit to the implementation of the System by way of the ITSP, or another protocol specified by You Bet! and agreed to by Ladbroke, in its reasonable discretion, and shall support such implementation with regard to connection of the System with the on-track host totalisator system used by Ladbroke in the operation of its business.

     3.5. Distribution by You Bet!. You Bet! shall have the sole obligation and authority to determine and communicate to Ladbroke the geographic regions, designated by state and country, to which the simulcast signal which Ladbroke provides pursuant to Section 3.3 will be transmitted utilizing the System. You Bet! shall bear the sole responsibility for all legal ramification(s) of such determination by You Bet!, and the rights of Ladbroke and obligations of You Bet! pursuant to Sections 13 and 14 shall be operable in the event of any such legal ramification(s).

     3.6. GEOGRAPHIC REGION DETERMINATIONS. Ladbroke shall have the sole obligation and authority to determine and communicate to You Bet! the geographic regions, designated by state and country, from which wagering information shall be received utilizing the System. Ladbroke and You Bet! shall jointly bear the responsibility for all legal ramification(s) of such determination by Ladbroke.

     3.7. END USER DETERMINATIONS. Ladbroke shall make the initial determination as to whether it is lawful and legal to receive wagering information from End Users through the System, including whether such End Users are of legal age to participate in activities related to the transmission of wagering information to Ladbroke as contemplated by this Agreement. Ladbroke and You Bet! shall jointly bear the responsibility for all legal ramification(s) of such determinations by Ladbroke.

     3.8. VETO RIGHTS ON GEOGRAPHIC REGIONS AND END USERS. Notwithstanding the provisions of Section 3.6 and Section 3.7, You Bet! shall have the right, in its sole and absolute discretion, to decline to make the System available to any particular geographic region generally, or any End User(s) specifically (i.e., to not allow the System to receive wagering information from, such geographic region and/or such End User(s)).

     3.9.   GOVERNMENTAL APPROVALS AND LICENSES.

            3.9.1. Ladbroke shall use its best efforts to procure, and maintain for the entire term of this Agreement, all such government approvals and licenses required for: (i) the operation of Ladbroke in general; (ii) the operation of the wagering system in Pennsylvania, which is intended to be the recipient of wagering information through the System from End Users.

            3.9.2. You Bet! shall procure, and maintain for the entire term of this Agreement, all such government approvals and licenses required for: (i) the operation of You Bet! in general; and (ii) the operation of the System, as contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Agreement is intended to require You Bet! to become a licensed gaming entity.

            3.9.3. Each party to this Agreement shall bear the sole responsibility for all legal ramifications of its obligations under this Section 3.9, and will maintain any such approval and/or license, and the rights of each party to this Agreement pursuant to Sections 13 and 14 shall be operable in the event of any such legal ramifications.

     3.10. TECHNOLOGY MODIFICATIONS. You Bet! and Ladbroke shall each modify the technology under their respective control which it is anticipated by You Bet! will interface and communicate with the System such that such technology is compatible with the ITSP (or another protocol specified by You Bet! and agreed to by Ladbroke.

4.   END USERS

     4.1. LICENSE OF CLIENT SOFTWARE. You Bet! shall have the sole responsibility to: (i) develop, and grant to each End User a non-exclusive and non-transferable and time limited license to utilize the Client Software: and
(ii) arrange for the availability to all End Users of the server telecommunications systems necessary to connect to the Host Software.

     4.2. TECHNICAL SUPPORT. During the term of this Agreement: (i) You Bet! shall provide to End Users a reasonable amount of training and technical support regarding the use and operation of the Client Software; and (ii) Ladbroke shall have no obligation to provide any technical support to any End User.

     4.3.   CHARGES TO END USERS.

            4.3.1. You Bet! shall have the right to charge to End Users fees for on-line time and/or information purchases which You Bet! may from time to time decide, in its sole discretion, to offer to End Users through the System; provided, however, that it is the intention of the parties to this Agreement that any such charges shall be to allow You Bet! to offset the following costs of operating the System: (i) network personnel; (ii) network hardware, software and information purchase and development; (iii) on-line, communications connections and cash transactions fees; and (iv) promotion of the You Bet! Racing Network. You Bet! shall have no


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right to charge to End Users any other fees or charges whatsoever, without the express and unambiguous written consent of Ladbroke, which consent shall not be unreasonably withheld or delayed. It is the intention of the parties to this Agreement that, unless Ladbroke grants consent pursuant to the preceding sentence of this Section 4.3.1, the sole profit income to You Bet! in relation to the operation of the System shall be the income, if any, which it is paid to You Bet! by Ladbroke pursuant to Section 8.4. Notwithstanding anything else in this Section 4.3.1 or this Agreement, Ladbroke shall grant consent to other fees and charges in the event that other revenue streams are discovered; provided, however, that You Bet! and Ladbroke shall proportionately share the profits from each such revenue stream, and shall negotiate in good faith, given the nature of each such revenue stream, as to the best manner of so proportionately sharing.

            4.3.2. Ladbroke shall have no right to charge to End Users any fee whatsoever for usage, either on a time (e.g., monthly, weekly, etc.), on-line time (e.g., per minute) or per transaction basis during the term of this Agreement without the express and unambiguous written consent of You Bet!, which consent shall not be unreasonably withheld or delayed. It is the intention of the parties to this Agreement that, unless You Bet! grants consent pursuant to the preceding sentence of this Section 4.3.2, the sole income to Ladbroke in relation to the operation of the System shall be the income, if any, which it earns from wagering information transmitted from End Users through the System.

     4.4. LEGALITY. Ladbroke and You Bet! shall share responsibility that: (i) operation of the System shall not violate any statute or ordinance of any geographic region(s) to or from which information may be transmitted utilizing the System; (ii) the operation of the System as contemplated by this Agreement shall not violate any law, rule or regulation in effect in any entity, government or territory which may assert jurisdiction over such operations, Ladbroke and/or You Bet!; (iii) it is lawful and legal for each End User who utilizes the System to so utilize the System; and (iv) each End User who utilizes the System is of legal age to participate in the transmission of wagering information as contemplated by this Agreement.

5.   MARKETING

     5.1. PRESS RELEASES AND OTHER PUBLICITY. Neither party to this Agreement shall have the right to disclose any information regarding the subject matter of this Agreement, including the name of the other party to this Agreement, without the prior written consent of the other party to this Agreement; provided, however, that each party to this Agreement shall have the right to disclose information as required by law or legal process.

     5.2.   LICENSE OF TRADEMARKS.

            5.2.1. Concurrently with the execution of this Agreement, Ladbroke shall cause Ladbroke Racing Corporation, a Delaware corporation, to execute a license to You Bet! in the form attached as Exhibit F to this Agreement. Execution of such a license shall be a condition precedent to the covenants, representations and warranties of You Bet! under this Agreement.

            5.2.2. Concurrently with the execution of this Agreement, You Bet! shall execute a license to Ladbroke in the form attached as Exhibit G to this Agreement. Execution of such a license shall be a condition precedent to the covenants, representations and warranties of Ladbroke under this Agreement.

     5.3. YOU BET! EXCLUSIVITY TO LADBROKE. For the first twenty-four (24) months of the term of this Agreement, You Bet! shall not enter into any agreement of any nature with any horse racing facility, race book, simulcast provider or other provider of racing signals, other than a single such provider in the State of New York, regarding the integration of such racing signals into the System, or into any other system which is materially similar in intent, form or substance to the System. In the event that You Bet! intends to enter into any such arrangement following the expiration of such exclusivity, You Bet! will notify Ladbroke of such intent, and of the agreements which are contemplated under such arrangements, and Ladbroke will have the right to either terminate this Agreement or otherwise reach agreement with You Bet! concerning such changes to the terms and conditions of this Agreement as the parties to this Agreement may both agree.

     5.4. LADBROKE MOST FAVORED NATIONS STATUS. In the event that You Bet! enters into, or has entered into, any written agreement with any other horse racing facility, race book, simulcast provider or other provider of racing signals in the United States or Canada regarding an integration of the System, or any other system which is materially similar in intent, form or substance to the System, into the operations of such horse racing facility, race book, simulcast provider or other provider of racing signals which written agreement contains terms more favorable to such other horse racing facility, race book, simulcast provider or other provider of racing signals than those provided to Ladbroke under this Agreement, You Bet! shall offer to Ladbroke the benefit of such more favorable terms under this Agreement, on a going forward basis from the effective date of such other agreement (as opposed to on a retroactive basis prior to the effective date of such other agreement); provided, however, that in transferring the benefits of such more favorable terms to this Agreement, the parties shall take into account all terms and conditions of both agreements, so that this Agreement, as modified by the benefit of this Section 5.4, is, on the whole, no more favorable than the agreement entered into with such other horse racing facility, race book, simulcast provider or other provider of racing signals. Ladbroke shall have the right to periodically audit the contracts of You Bet! in order to confirm compliance with the provisions of this Section 5.4; provided, however, that: (i) no audit (other than the first audit) may be conducted less than one (1) year after the previous audit; and (ii) You Bet! and Ladbroke shall cooperate, through the use of an independent third party accounting firm, paid for and selected by Ladbroke, with the approval of You Bet!, to review and evaluate such agreements in compliance with any confidentiality obligations in place.

     5.5. LADBROKE EXCLUSIVITY TO YOU BET! During the first twenty-four (24) months of the term of this Agreement, Ladbroke shall not enter into any agreement which provides for the distribution of the audio and/or video of any Ladbroke racing schedule to be distributed on any interactive service which is integrated with the end user utilizing an IBM personal computer, a clone of an IBM personal computer or a Macintosh personal computer; provided, however, that the prohibition set forth in this Section 5.5 shall not be applicable to any future agreement entered into with any of the following with whom Ladbroke has any business relationship as of the Effective Date: (i) Bloodstock Research Information Services, Inc.; (ii) Thoroughbred Sports Network; (iii) TCI Cable;
(iv) Autotote; (v) any cable television operator; and (vi) any direct broadcast satellite provider.

     5.6.   YOU BET! RIGHTS OF FIRST REFUSAL ON OTHER LADBROKE ACTIVITIES.

            5.6.1. For the first twenty-four (24) months of the term of this Agreement, You Bet! shall have a right of first refusal with respect to other opportunities as to which Ladbroke shall have the opportunity to enter into with ODS Technologies, L.P. In the event that Ladbroke has the opportunity to enter into any such transaction, Ladbroke shall offer in writing to enter into such transaction with You Bet! on the terms and conditions described in this Section
5.6.1. Upon learning of the opportunity to enter into such transaction with ODS Technologies, L.P., Ladbroke shall provide written notice to You Bet!, which written notice shall include all material terms and conditions of such proposed transaction. For a period of thirty (30) days from the date upon which You
Bet! receives such written notice, You Bet! shall have the right to enter into such transaction with Ladbroke on the same material terms and conditions as set forth in such written notice, so long as You Bet! can reasonably demonstrate that it has the ability to perform in such transaction in accordance with the timelines set forth in the written notice. In the event that You Bet! fails to exercise its rights under this Section 5.6.1, Ladbroke shall be free, for a period of ninety (90) days from the expiration of the thirty (30) day period specified in this Section 5.6.1, to consummate a transaction with ODS Technologies, L.P., on the same material terms and conditions specified in the written notice to You Bet!, and shall have no obligation to enter into any such transaction with You Bet! Any transaction by and between Ladbroke and ODS Technologies, L.P., after the expiration of the ninety (90) day period referred to in this Section 5.6.1, as well as any transaction on material terms and conditions substantially dissimilar those set forth in the written notice to You Bet!, shall be deemed pursuant to a new offer, requiring compliance once again with the terms and conditions of this Section 5.6.1.

            5.6.2. In addition to the right of first refusal set forth in
Section 5.6.1, during the term of this Agreement, You Bet! shall have the opportunity to present for Ladbroke's consideration competing alternatives to Ladbroke allowing the audio and/or video of any Ladbroke racing activity to be distributed on any interactive service, other than those as to which You Bet! has exclusivity pursuant to Section 5.5, including on any such interactive service which involves interactive television application. In the event that Ladbroke is considering entering into any such distributions, Ladbroke shall provide written notice to You Bet! sufficiently in advance of entering into such distributions such that You Bet! has a meaningful opportunity to respond in accordance with this Section 5.6.2 For a period of thirty (30) days from the date upon which You Bet! receives such written notice, You Bet! shall have the right to indicate an intention to enter into such transaction with Ladbroke and, in the event that You Bet! so indicates such an intention, a proposal for a transaction and timetable shall be presented to Ladbroke within the next thirty
(30) days. Following receipt of such proposal, Ladbroke shall have the right, but not the obligation, to enter into such proposed transaction with You Bet!. Permitting the presentation of a proposal in accordance with this Section 5.6.2 shall fully satisfy Ladbroke's obligations under this Section 5.6.2, and in no event shall Ladbroke be obligated to enter into with You Bet! any transaction described by this Section 5.6.2.

     5.7. MARKETING PLAN. The parties to this Agreement shall each use commercially reasonable efforts to implement the marketing plan attached as Exhibit B to this Agreement.

6.   COMPLIANCE

     Ladbroke shall have the right at all times to direct You Bet! to make such changes in and to the operation of the System, and to implement and take such actions in the management of the System, as are considered necessary and/or desirable from time to time, in the reasonable discretion of Ladbroke, in order to ensure that all matters of Compliance are strictly and properly adhered to, fulfilled and followed; provided, however, that Ladbroke shall provide to You Bet! a reasonably detailed explanation of the reasoning behind each such direction.

7.   REGULATORY AUTHORITY CONDITIONS

     7.1. ACKNOWLEDGMENT OF OPERATIONS. You Bet! understands and acknowledges that Ladbroke (and its subsidiaries and affiliates) now and may hereafter conduct gaming operations in various countries throughout the world and are and may become subject to the jurisdiction and regulation of various local regulatory authorities throughout the world (each a "Gaming Authority") in respect of such gaming operations as are now and may hereafter be conducted by Ladbroke (and its subsidiaries and affiliates).

     7.2. PROVISION OF INFORMATION. Ladbroke shall be entitled to provide to any Gaming Authority such financial and other information in relation to the System and You Bet! as any Gaming Authority may require from time to time, and You Bet! shall provide such information as may be required of it from time to time so that Ladbroke (and its subsidiaries and affiliates) may properly respond to any request or demand of any such Gaming Authority in a timely manner.

     7.3. PROVISION OF SHAREHOLDER INFORMATION. You Bet! shall, upon written request from Ladbroke, provide Ladbroke (and its subsidiaries and affiliates) with reasonable details and the identity of the immediate, intermediate and ultimate shareholders of You Bet! and such other information relating to You Bet! and such shareholders as may be requested of Ladbroke (and its subsidiaries and affiliates) by any Gaming Authority to which Ladbroke (and its subsidiaries and affiliates) may be subject from time to time, but this shall not require You Bet! to provide details of or relating to the shareholders of any company within the You Bet! group of companies which is quoted on any international stock exchange. In the event that such requests for information from such Gaming Authorities are not responded to, to the satisfaction of the laws, regulations and requests of such Gaming Authorities, prior to the date upon which the first transmission of live wagering information is scheduled to occur with an End
User: (i) Ladbroke shall have the right to terminate this Agreement, effective upon thirty (30) days written notice to You Bet!, provided that requirements are not satisfied within the thirty (30) day notice period); and (ii) in at requirements are not satisfied within, the thirty (30) day notice period); and
(ii) in
no event shall any transmission of live wagering information occur with any End User until all such requests for information are responded to, to the satisfaction of the laws, regulations and requests of such Gaming Authorities.

     7.4. DISQUALIFICATION NOTICE. In the event that Ladbroke (or any subsidiary or affiliate of Ladbroke) (i) is ordered, required or otherwise advised by a Gaming Authority to terminate its relationship with You Bet!, (ii) is advised in writing by a Gaming Authority that its relationship with You Bet! or any directors, officers, shareholders or principals of You Bet! jeopardizes its registrations, licenses, findings of suitability or approvals (collectively the "Approvals" and individually an "Approval") or any application by Ladbroke (or any subsidiary of affiliate of Ladbroke) for an Approval (collectively, "Applications" and individually an "Application"), or (iii) determines in its reasonable judgment that its relationship with You Bet! or any directors, officers, shareholders or principals of You Bet! does or may jeopardize its Approvals or any Application, then Ladbroke shall have the right, but not the obligation, to deliver a written notice specifying the relevant event or situation set forth in this Section 7.4 (a "Disqualification Notice") to You Bet!. In the event that the facts and circumstances giving rise to a Disqualification Notice are not remedied, in a time frame and manner determined in the discretion of Ladbroke, then Ladbroke shall have the right to terminate this Agreement, effective upon thirty (30) days written notice to You Bet!

8.     CONSIDERATION, PAYMENTS AND OTHER FINANCIAL RESPONSIBILITIES

     8.1. LADBROKE PAYMENT OF TOTALISATOR FEES. Ladbroke shall be solely responsible for all fees to be paid, levied or imposed by the Autotote totalisator system utilized by Ladbroke (or any such other totalisator system which Ladbroke may use during the term of this Agreement) and/or by any other third party vendor utilized by Ladbroke to which You Bet! shall be required to make an electronic connection for the purpose of its performance under this Agreement, including for retrieving racing data, account management and retrieving audio and video signals.

     8.2. LADBROKE PAYMENT OF TELECOMMUNICATIONS FEES. Ladbroke shall be solely responsible for all fees to be paid, levied or imposed arising out of or related to the use of telecommunications systems (e.g., telephone lines; T1 lines, etc.) in connection with the operation of the System. Ladbroke shall pay directly, or reimburse You Bet! for, the amount of such fees which You Bet! is at any time obligated to pay. Notwithstanding the foregoing, in the event that the fees paid by Ladbroke pursuant to this Section 8.2 exceed Twelve Thousand Dollars($12,000.00) per calendar year, Ladbroke shall have the right to deduct the amount paid in excess of such "not to exceed" amount, in the calculation of Net Commission.

     8.3. APPROVAL AND LICENSE FEES AND COSTS. Ladbroke shall be solely responsible for the fees and costs paid to any government agency associated with each and any of the governmental approvals and/or licenses which Ladbroke is required to procure and maintain pursuant to Section 3.9.1. Ladbroke shall pay directly, or reimburse You Bet! for, the amount of such fees and/or costs which You Bet! is at any time obligated to pay.

     8.4. YOU BET! COMPENSATION. Ladbroke shall pay to You Bet!, for each calendar week during the term of this Agreement, a sum equal to fifty percent (50%) of the Net Commission. For purposes of this Agreement, a calendar week shall be the period beginning with the first race subsequent to the close of racing each Sunday, and ending at the close of racing the immediately subsequent Sunday.

     8.5. PAYMENT TIMING AND REPORTS. Each Tuesday prior to 3:00 p.m. Eastern Time during the term of this Agreement, Ladbroke shall cause to be transferred to an account of You Bet! via wire transfer, as such account may be specified by You Bet! from time to time during the term of this Agreement, the fee due You Bet! for the calendar week ended with the close of racing the preceding Sunday (I.E., the day before), pursuant to Section 8.4. Concurrently with the funds transfer required pursuant to this Section 8.5, Ladbroke shall forward to You Bet! a written report specifying the fee earned by You Bet! during the previous calendar week, and the calculation thereof, in accordance with the detail specified in Exhibit C to this Agreement. In addition to the weekly written reports required by the preceding sentence of this Section 8.5, Ladbroke shall also forward to You Bet! written reports on a daily and monthly basis, in accordance with the detail specified in Exhibit C to this Agreement.

     8.6. AUDIT RIGHTS. Ladbroke shall allow You Bet! representatives and/or independent auditors to audit and analyze appropriate and relevant accounting records of Ladbroke, at the premises of Ladbroke, to verify accurate and full accounting for revenues, and compliance by Ladbroke with the terms of this Agreement. If any such audit discloses a discrepancy of more than five percent (5%) for the period as to which the discrepancy has arisen, Ladbroke shall pay the reasonable cost of the audit. Any such audit shall be permitted during business hours within 10 days of receipt by Ladbroke of written request from You Bet! provided, however, that no audit (other than the first audit) may be conducted less than one (1) year after the previous audit.

     8.7. TAXES. Ladbroke shall be solely responsible for any Federal, state or local tax, tariff, duty or assessment levied or imposed arising out of or related to any of the transactions contemplated under this Agreement, including any Federal excise wagering tax (but, excluding any tax based upon the net income of You Bet!) which may be assessed in connection with the operation of the System. Ladbroke shall pay directly, or reimburse You Bet! for, the amount of such tax, tariff, duty or assessment which You Bet! is at any time obligated to pay or collect.

     8.8. OTHER EXPENSES AND PAYMENTS. Except as expressly and unambiguously set forth in this Agreement, each party to this Agreement shall be responsible for payment of its own costs and expenses involved in performance under this Agreement, and no party to this Agreement shall be obligated to compensate the other party to this Agreement in any manner whatsoever.

9.   CONFIDENTIALITY

     9.1. NO DISCLOSURE. Except as may be required by law or legal process, each party to this Agreement shall: (i) hold in confidence, and not disclose or reveal to any person or entity, any Confidential Information disclosed under this Agreement without the clear and express prior written consent of a duly authorized representative of the disclosing party; and (ii) not use or disclose any of the Confidential Information for any purpose at any time, other than for the limited purpose of performance under this Agreement.

     9.2. PUBLISHED REPORTS. Without limiting the generality of Section 9.1, any reports concerning Confidential Information which are not made or authorized by the disclosing party and which appear in any publication prior to official disclosure of such Confidential Information shall not release the receiving party from its obligations under this Agreement with respect to such Confidential Information.

     9.3. OBLIGATION TO HAVE PERSONNEL EXECUTE CONFIDENTIALITY AGREEMENTS. Ladbroke shall have each of its personnel who may receive Confidential Information of You Bet! execute the standard form non-disclosure agreement used by Ladbroke, in the form attached as Exhibit D to this Agreement. You Bet! shall have each of its personnel who may receive Confidential Information of Ladbroke execute the standard form non-disclosure agreement used by You Bet! in the form attached as Exhibit E to this Agreement.

     9.4. NO CONFIDENTIAL INFORMATION OF THIRD PARTIES. Ladbroke and You Bet! each represent and warrant to each other that it shall not use, in the course of its performance under this Agreement, and shall not disclose to the other, any confidential information or other intellectual property of any third party (including competitors of You Bet! or Ladbroke) unless such party making such disclosure is expressly authorized in writing by such third party to do so, and discloses same to the other.

10.  WARRANTIES AND DISCLAIMERS OF YOU BET!

     10.1. PROPRIETARY RIGHTS. You Bet! hereby covenants, represents and warrants to Ladbroke that: (i) You Bet! has full right, power and authority to enter into this Agreement and, provided that Ladbroke is not in breach of this Agreement, to grant to and vest in Ladbroke all rights set forth in this Agreement, free and clear of any and all claims, rights and obligations whatsoever; (ii) the rights under this Agreement, and any and all of the results and proceeds of the services of You Bet! under this Agreement, delivered and to be delivered by You Bet! under this Agreement, are and shall be new and original; and (iii) You Bet! shall be the creator of, or otherwise have the right to, the Client Software and the Host Software, and no part of either the Client Software or the Host Software shall be an imitation or copy of, or shall infringe upon, any other material, or shall violate or infringe upon any common law or statutory rights of any person or entity, including rights relating to defamation, contract, trademark, patent, copyright, trade secret, privacy or publicity.

     10.2. TRANSACTION COMMUNICATIONS. You Bet! covenants, represents and warrants to Ladbroke that the System shall accurately convey wagering information from End Users to the Autotote totalisator system utilized by Ladbroke. In the event that any wagering information from any End User is not accurately conveyed by the System to the Autotote totalisator system utilized by Ladbroke, the indemnity and hold harmless obligation of You Bet! as set forth in Section 13.1 shall apply as to any action by such End User whose wagering information was not accurately conveyed.

     10.3. LICENSES AND THIRD PARTY RIGHTS. You Bet! covenants, represents and warrants to Ladbroke that to the extent that any third parties have any rights with respect to any portion of the System, You Bet! has obtained any and all such third party rights or permissions which are required for the uses contemplated by this Agreement and for exercise by Ladbroke of the rights granted to it under this Agreement, and that all such rights will be in effect for the full term of this Agreement.

     10.4. DISCLAIMER OF IMPLIED WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 10, THE SYSTEM IS PROVIDED WITHOUT WARRANTY OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. LADBROKE SHALL HAVE THE SOLE OBLIGATION TO DETERMINE THAT THE SYSTEM SUFFICIENTLY MEETS ITS REQUIREMENTS. YOU BET! DOES NOT WARRANT THAT THE SYSTEM IS ERROR FREE, AND YOU BET! DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS WITH RESPECT TO THE SYSTEM. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT.

     10.5. NO PASS-THROUGH OF WARRANTIES. Ladbroke shall not have the right to make or pass on, and shall take all measures necessary to ensure that neither it nor any of its personnel or agents makes or passes on, or attempts to make or pass on, any representation or warranty on behalf of You Bet! to any third party, including any End User.

11.  WARRANTIES AND DISCLAIMERS OF LADBROKE

     11. 1.   PROPRIETARY RIGHTS. Ladbroke hereby covenants, represents and warrants to You Bet! that: (i) Ladbroke has full right, power and authority to enter into and perform this Agreement, and to grant to and vest in You Bet! all rights set forth in this Agreement, free and clear of any and all claims, rights and obligations whatsoever; (ii) the rights under this Agreement, and any and all of the results and proceeds of the services of Ladbroke under this Agreement, delivered and to be delivered by Ladbroke under this Agreement, are and shall be new and original; and (iii) Ladbroke shall be the creator of, or otherwise have the right to, all items to be provided by Ladbroke under this Agreement, including the simulcast and racing information to be provided pursuant to Section 3.3, and no part of any such item shall be an imitation or copy of, or shall infringe upon, any other material, or shall violate or infringe upon any common law or statutory rights of any person or entity, including rights relating to defamation, contract, trademark, patent, copyright, trade secret, privacy or publicity.

     11.2. LICENSES AND THIRD PARTY RIGHTS. Ladbroke covenants, represents and warrants to You Bet! that to the extent that any third parties have any rights with respect to any portion of the items to be provided by Ladbroke under this Agreement, including the simulcast and racing information to be provided pursuant to Section 3.3, Ladbroke has obtained any and all such third party rights or permissions which are required for the uses contemplated by this Agreement and for exercise by You Bet! of the rights granted to it under this Agreement, and that all such rights will be in effect for the full term of this Agreement.

12.  TERM AND TERMINATION

     12.1. TERM. The term of this Agreement shall commence as of the Effective Date and shall continue, unless lawfully terminated earlier, until the earlier of: (i) the five (5) year anniversary of the date upon which the first transmission of live wagering information occurs with an End User; or (ii) the one hundred fiftieth (150th) day subsequent to the five (5) year anniversary of the Effective Date.

     12.2. MUTUAL RIGHT OF TERMINATION FOR CAUSE. Either party to this Agreement shall have the right to terminate this Agreement at any time prior to expiration of the term of this Agreement, effective upon thirty (30) days written notice of termination to the other party to this Agreement in the event that such other party to this Agreement materially fails to perform any of its material obligations under this Agreement, and such failure is not cured by such party within the thirty (30) day notice period.

     12.3.  RIGHTS OF TERMINATION FOR LACK OF FEASIBILITY.

            12.3.1. You Bet! shall have the right to terminate this Agreement at any time prior to expiration of the term of this Agreement, effective upon one hundred twenty (120) days written notice of termination to Ladbroke in the event that the transaction contemplated by this Agreement is no longer competitive in the interactive racing/wagering information market due to the fact that the geographic reach specified by Ladbroke pursuant to Section 3.6 becomes such that performance under this Agreement by You Bet! becomes commercially unreasonable.

            12.3.2. Each party to this Agreement shall have the right to terminate this Agreement at any time prior to expiration of the term of this Agreement, effective upon one hundred twenty (120) days written notice of termination to the other party to this Agreement, in the event that Net Commissions are, or are projected in good faith by either party to this Agreement to be, less than One Million Dollars ($1,000,000.00) for either: (i) the first eighteen (18) full months subsequent to the date upon which the first transmission of live wagering information occurs with an End User; or (ii) any full twelve (12) month period during the term of this Agreement subsequent to the eighteen (18) month period described in Subsection (i) of this Section 12.3.2.

     12.4. AUTOMATIC TERMINATION FOR INSOLVENCY. This Agreement shall terminate automatically, with no further act or action required of either party to this Agreement, if: (i) a receiver is appointed for either party to this Agreement or the property of such party; (ii) either party to this Agreement makes an assignment for the benefit of its creditors; (iii) any proceedings are commenced by, for or against either party to this Agreement under any bankruptcy or insolvency for debtor's relief law; or (iv) either party to this Agreement is liquidated or dissolved. Notwithstanding the foregoing, this Agreement shall not automatically so terminate in the event that the other party to this Agreement provides the financially distressed party to this

Agreement with written notice, within thirty (30) days of written notice to such other party of an event which would effect an automatic termination of this Agreement pursuant to this Section 12.4, that such other party desires to keep this Agreement in full force and effect.

     12.5.  AUTOMATIC TERMINATION FOR TERMINATION OF UNDERLYING LICENSE.

            12.5.1. In the event of any termination of any license for any intellectual property involved in the operation of the System, for any reason whatsoever, including expiration, this Agreement, and the rights granted under this Agreement, shall automatically terminate effective immediately upon the effective date of such termination or expiration. Notwithstanding the foregoing, in the event that any party to this Agreement learns of any such termination, or any potential such termination, or any facts or circumstances which would or might give rise to such termination, such party to this Agreement shall promptly provide written notice of such matter to the other party to this Agreement.

            12.5.2. In the event of any termination of any approval or license which either party to this Agreement is required to procure and maintain pursuant to Section 3.9, for any reason whatsoever, including expiration, this Agreement, and the rights granted under this Agreement, shall automatically terminate effective immediately upon the effective date of such termination or expiration. Notwithstanding the foregoing, in the event that any party to this Agreement learns of any such termination, or any potential such termination, or any facts or circumstances which would or might give rise to such termination, such party to this Agreement shall promptly provide written notice of such matter to the other party to this Agreement.

     12.6. TERMINATION FOR INFRINGEMENT CLAIM. In the event that the System is, or in the reasonable judgment of You Bet! is likely to become, the subject of any infringement or misappropriation claim, You Bet! shall either use its best efforts to obtain a valid license to use the System, or to replace or modify the System to make it non-infringing, in which case that replacement shall then be governed by the terms of this Agreement, as the System. However, in the event that neither option of the foregoing sentence of this Section 12.6 is commercially reasonable, You Bet! shall have the right to terminate this Agreement, effective immediately upon written notice of termination to Ladbroke. Notwithstanding the foregoing, in the event that You Bet! terminates this Agreement pursuant to this Section 12.6 in the first six (6) months following the date upon which the first transmission of live wagering information occurs with an End User, You Bet! shall pay to Ladbroke the sum of Fifty Thousand Dollars ($50,000.00) for each full month less than six (6) for which such information was conveyed by End Users. Such payment is intended as liquidated damages as fair compensation to Ladbroke for its losses hereunder and not as a penalty.

     12.7. EFFECT OF TERMINATION. Upon termination of this Agreement for any reason whatsoever, Ladbroke shall: (i) erase or otherwise destroy all copies of part or all of the System that are fixed or resident in memory in computers owned or controlled by Ladbroke; and (ii) return to You Bet! all other existing copies (including original copies) of part or all of the System in the possession or under the control of Ladbroke, together with a description of the circumstances which resulted in the destruction of any such copies that were once (but no longer are) in the possession or under the control of Ladbroke.

     12.8. NO DAMAGES OR INDEMNIFICATION FOR TERMINATION OF THIS AGREEMENT. Neither party to this Agreement shall be liable to the other party to this Agreement for damages of any kind, including incidental or consequential damages, or for indemnification, solely on account of the lawful termination of this Agreement, even if informed of the possibility of such damages. Neither party to this Agreement shall be liable to the other party to this Agreement by reason of termination of this Agreement for compensation, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or other commitments relating to the business or goodwill of either party to this Agreement, notwithstanding any law to the contrary.

     12.9. SURVIVAL OF TERMS UPON TERMINATION OF THIS AGREEMENT. The provisions of this Agreement that by their sense and context are intended to survive termination of this Agreement, including provisions regarding payment, confidentiality and indemnity, shall so survive this Agreement.

13.  INDEMNITY AND HOLD HARMLESS

     13.1. MUTUAL INDEMNIFICATION FOR BREACH OF COVENANT, REPRESENTATION OR WARRANTY. Each party to this Agreement shall defend, as its sole responsibility, any claim, suit or proceeding brought against the other party to this Agreement insofar as such claim, suit or proceeding is based upon a claim by a third party alleging facts or circumstances that, if true, would constitute a breach of any covenant, representation or warranty of such indemnifying party set forth in this Agreement, provided the party entitled to indemnity gives written notice of any such suit or proceeding promptly upon first learning of such suit or proceeding, and provides the indemnifying party, at no cost, with such assistance and cooperation as the indemnifying party may reasonably request in the defense thereof. The provisions of this Section 13.1 shall apply to any such claim, suit or proceeding, regardless of the jurisdiction, venue, tribunal and/or governing law. The indemnifying party shall pay any damages, costs and/or fines (to the extent that such payment of fines is not held by a Court of competent jurisdiction to be either illegal or against public policy) assessed against the party entitled to indemnity (or paid or payable by such party pursuant to a settlement agreement or any other resolution, formal or informal, provided that such settlement agreement or other resolution is approved by the indemnifying party, which approval shall not be unreasonably withheld or delayed) in connection with such claim, suit or proceeding. The indemnifying party shall indemnify and hold the party entitled to indemnity harmless from and with respect to any such loss, damage and/or fine (including reasonable attorneys' fees and costs).

     13.2. OTHER INDEMNIFICATION BY LADBROKE. Ladbroke shall defend and indemnify You Bet! (including reasonable attorneys' fees and costs of litigation) against and hold You Bet! harmless from, any and all claims by any third party, regardless of the form of action: (i) resulting from Ladbroke's acts, omissions or misrepresentations; and (ii) any claim arising from or based upon the combination, operation or use of the System with equipment, data or programming of Ladbroke, or any alteration or modification of the System made without the express written approval of You Bet!.

14.  ACTIONS

     14.1. ACTIONS TO PROTECT THE SYSTEM. You Bet! shall have the right, in its absolute discretion, to employ attorneys and to institute or defend any action or proceeding and to take any other appropriate steps and, in that connection, to settle, compromise in good faith or in any other manner dispose of any matter, claim, action or proceeding and to satisfy any judgment that may be rendered, in any manner as You Bet! in its sole discretion shall have the right to determine, to protect all right, title and interest in and to the System, and every portion of the System.

     14.2. ACTIONS INVOLVING INDEMNITY RIGHTS. In the event that either party to this Agreement becomes entitled to indemnity and/or hold harmless rights from the other under Section 13.1 and/or Section 13.2, the indemnifying party shall defend, at its sole expense, the claim, suit or proceeding brought against the other party to this Agreement; provided, however, that the party seeking indemnity gives written notice of any such suit or proceeding promptly upon first learning of such suit or proceeding, and provides the party from which indemnity is sought, at no cost, with such assistance and cooperation as such party may reasonably request in the defense thereof. The indemnifying party shall pay any damages and costs assessed against the party entitled to indemnity (or paid or payable by such party pursuant to a settlement agreement or any other resolution, formal or informal, provided that such settlement agreement or other resolution is approved by the indemnifying party, which approval shall not be unreasonably withheld or delayed) in connection with such claim, suit or proceeding. The party providing indemnity shall indemnify and hold the party entitled to indemnity harmless from and with respect to any such loss or damage (including reasonable attorneys' fees and costs).

15.  EXCLUSION OF CONSEQUENTIAL DAMAGES

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, AND EXCEPT FOR THE OBLIGATIONS ARISING OUT OF SECTION 9 AND SECTION 13, IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES INCLUDING LOST PROFITS OR DATA, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

16.  NOTICES

     Except as specifically provided in this Agreement, all notices required under this Agreement shall be in writing and shall be given by personal delivery, national overnight courier service or United States mail, certified or registered, postage prepaid, return receipt requested, to the parties to this Agreement at their respective addresses first set forth above, or to any party to this Agreement at such other addresses as shall be specified in writing by such party to this Agreement to the other parties to this Agreement in accordance with the terms and conditions of this Section 16. All notices shall be deemed effective upon personal delivery, or three (3) days following deposit in the United States mail in accordance with this Section 16, or one (i) business day following deposit with any national overnight courier service in accordance with this Section 16.

17.  MISCELLANEOUS

     17.1. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement, and supersedes any and all prior representations, understandings and agreements between the parties to this Agreement with respect to the subject matter of this Agreement, all of which are merged in this Agreement. Notwithstanding the foregoing, any confidentiality agreements between the parties to this Agreement are separate from this Agreement and, except as expressly stated in this Agreement, nothing contained in this Agreement shall be construed as affecting the rights or obligations of either party to this Agreement set forth in any such agreement. It is expressly understood and agreed that no employee, agent, or other representative of either party to this Agreement has any authority to bind such party to this Agreement with regard to any statement, representation, warranty or other expression unless the same is specifically set forth or incorporated by reference in this Agreement. It is expressly understood and agreed that, there being no expectation of the contrary between the parties to this Agreement, no usage of trade or custom and practice within the industry, and no regular practice or method of dealing between the parties to this Agreement shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part of this Agreement.

     17.2. NO THIRD PARTY BENEFICIARY. Nothing contained in this Agreement shall be deemed to create or be construed as creating, any third party beneficiary right of action upon any third party or entity whatsoever, in any manner whatsoever.

     17.3. WAIVER. No waiver of any provision of this Agreement, or any rights or obligations of either party to this Agreement under this Agreement, shall be effective, except pursuant to a written instrument signed by the party or parties to this Agreement waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     17.4. AMENDMENTS. All amendments or modifications of this Agreement shall be binding upon the parties to this Agreement despite any lack of consideration so long as such amendments or modifications are in writing and executed by the parties to this Agreement in accordance with the other terms of this Agreement regarding modifications.

     17.5. SEVERABILITY OF PROVISIONS. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. Without limiting the generality of the foregoing, this Agreement is intended to follow and be governed by, and not to supersede, the laws and judicial decisions of the United States of America and the State of Pennsylvania, and in the event of any irreconcilable conflict such laws and judicial decisions shall prevail.

     17.6. ASSIGNMENT. Subject to any governmental approval which may be required, either party to this Agreement shall have the right to assign or transfer this Agreement, or any interest in this Agreement (including rights and duties of performance), to any entity: (i) which owns more than fifty percent (50%) of the issued and outstanding voting stock of such party; (ii) in which such party owns more than fifty percent (50%) of the issued and outstanding voting stock; (iii) which acquires all or substantially all of the operating assets of such party; or (iv) into which such party is merged or reorganized pursuant to any plan of merger or reorganization. This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective legal successors and permitted assigns.

     17.7. EXTENSION OF BENEFITS TO AFFILIATES. All rights and benefits to either You Bet! or Ladbroke under this Agreement shall be deemed to extend, and inure to the benefit, of any parent, subsidiary or affiliate of You Bet! or Ladbroke, respectively. Notwithstanding the foregoing, no parent, subsidiary or affiliate of You Bet! or Ladbroke shall have any obligation or duty to Ladbroke or You Bet!, respectively, whatsoever, such obligations and duties resting solely with You Bet! and Ladbroke.

     17.8. NO BREACH WITHOUT NOTICE. Neither party to this Agreement shall be deemed to be in material breach of any of its obligations under this Agreement unless and until such party to this Agreement shall have been given written notice by certified or registered mail, return receipt requested, of the nature of such breach, and such party shall have failed to cure such breach within thirty 30) days after receipt of such written notice.

     17.9. FORUM AND JURISDICTION. This Agreement was entered into in the State of Pennsylvania, and its validity, construction, interpretation and legal effect shall be governed by the laws and judicial decisions of the State of Pennsylvania applicable to contracts entered into and performed entirely within the State of Pennsylvania. Any action at law or in equity arising under this Agreement shall be filed only in an appropriate State or Federal Court located in the State of Pennsylvania. The parties to this Agreement hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

     17.10. ATTORNEYS' FEES. In the event that any litigation or other proceeding is brought by either party to this Agreement in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party in such litigation.

     17.11. FORCE MAJEURE. Neither You Bet! nor Ladbroke shall be deemed in default if its performance or obligations under this Agreement are delayed or become impossible or impractical by reason of any act of God, war, fire, earthquake, labor dispute, sickness, accident, civil commotion, epidemic, act of government or government agency or officers, or any other cause beyond the control of such party to this Agreement. Notwithstanding the foregoing, a change in economic conditions or technology shall not be deemed a force majeure event.


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

     17.12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first set forth above.

YOU BET!, INC.                     MOUNTAIN LAUREL
                                   RACING, INC.


By:  /s/ Steve A. Molnar           By:  /s/ John M. Swiatek
     -----------------------            -------------------------------
Its:   CEO                         Its: Vice President
     -----------------------            -------------------------------



                                   WASHINGTON TROTTING
                                   ASSOCIATION, INC.

                                   By:  /s/ John M. Swiatek
                                        -------------------------------
                                   Its: Vice President
                                        -------------------------------


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